Exhibit 23.2


Accountants' Consent

The Board of Directors
Eye Care International, Inc.
Tampa, Florida

We consent to the use, by reference, of our report dated April 20, 2004 relating to the balance sheet as of December 31, 2003 and the related statement of operations, stockholders' equity and cash flows for the year then ended of Eye Care International, Inc. in the registration statement on Form SB-2 of Eye Care International, Inc.

/s/ BRIMMER, BUREK & KEELAN LLP


BRIMMER, BUREK & KEELAN LLP
Tampa, Florida
December 9, 2004